Exhibit (h)(4)

AB ACTIVE ETFs, INC.

1345 Avenue of the Americas

New York, NY 10105

November 30, 2023

State Street Bank and Trust Company

1 Congress Street, Suite 1

Boston, MA 02114-2016

Attention: Ted Duggan - Senior Vice President

Telephone: 916-319-6688

with a copy to:

STATE STREET BANK AND TRUST COMPANY

State Street Bank and Trust Company

1 Congress Street, Suite 1

Boston, MA 02114-2016

Attention: Senior Vice President and Senior Managing Counsel

Re: AB ACTIVE ETFs, INC. (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established new portfolio series known as AB US Large Cap Strategic Equities ETF (the “Portfolio”).

In accordance with Section I, the Appointment of Administrator provision, of the Administration Agreement dated as of August 8, 2022, as amended, modified, or supplemented from time to time (the “Agreement”), by and between AB Active ETFs, Inc. and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Administrator for the new Portfolio under the terms of the Agreement, and that Schedule A to the Agreement be hereby amended and restated as set forth on Exhibit A attached hereto. Further, the undersigned Fund hereby requests that State Street as Administrator render services to the new Portfolio in accordance with Schedule B6 to the Agreement, and that Annex I to Schedule B6 be hereby amended and restated as set forth on Exhibit B attached hereto. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Sincerely,

AB ACTIVE ETFs, INC.
By:	/s/ Stephen J. Laffey
Name:	Stephen J. Laffey
Title:	Assistant Secretary, Duly Authorized

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By: /s/ Kevin Murphy
Name:Kevin Murphy
Title: Managing Director , Duly Authorized
Effective Date: November 30, 2023

EXHIBIT A

ADMINISTRATION

AGREEMENT

SCHEDULE A

Listing of Portfolios

AB Active ETFs, Inc.

AB Ultra Short Income ETF

AB Tax-Aware Short Duration Municipal ETF

AB Disruptors ETF

AB US High Dividend ETF

AB US Low Volatility Equity ETF

AB High Yield ETF

AB US Large Cap Strategic Equities ETF

EXHIBIT B

ANNEX I

AB Active ETFs, Inc,

Further to the Amendment to the Administration Agreement dated as of August 8, 2022 between AB Active ETFs, Inc. (the “Company”) and State Street Bank and Trust Company (the “Administrator”), the Company and the Administrator mutually agree to update this Annex I by adding Portfolio as applicable:

Form N-PORT Services and Quarterly Portfolio of Investments Services
AB Active ETFs, Inc.	Service Type Standard N- PORT and N- CEN Reporting Solution (Data and Filing)
AB Ultra Short Income ETF	Monthly
AB Tax-Aware Short Duration Municipal ETF	Monthly
AB Disruptors ETF	Monthly
AB US High Dividend ETF	Monthly
AB US Low Volatility Equity ETF	Monthly
AB High Yield ETF	Monthly
AB US Large Cap Strategic Equities ETF	Monthly

Form N-CEN Services
AB Active ETFs, Inc.

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex I as of the last signature date set forth below.

AB ACTIVE ETFs, INC.		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Stephen J. Laffey	By:	/s/ Kevin Murphy
	Name: Stephen J. Laffey		Name: Kevin Murphy
	Title: Secretary		Title: Managing Director
	Address: 1345 Avenue of the Americas New York, NY 10105		Address: 1 Congress Street Boston, MA 02114

	Date: November 30, 2023		Date: November 30, 2023